Alignment Healthcare Announces Industry-Leading Membership Growth and Promotion of Dawn Maroney to President

•Achieves 35% year-over-year growth to 209,900 members on Jan. 1, showing how Medicare Advantage can be done right
•Announces year-end 2025 health plan membership of 225,000 to 231,000 and reiterates confidence in achieving consensus adjusted EBITDA of $40 million in 2025

ORANGE, Calif., Jan. 13, 2025 – Alignment Healthcare, Inc. (NASDAQ: ALHC), an award-winning Medicare Advantage (MA) company, today announced Jan. 1 health plan membership of approximately 209,900, representing a 35% year-over-year increase in health plan membership when compared to membership as of Jan. 1, 2024. Additionally, the company expects to have 225,000 to 231,000 health plan members as of Dec. 31, 2025, representing growth of approximately 22% to 25% relative to the midpoint of its year-end 2024 membership guidance provided on Oct. 29, 2024.

Furthermore, the company is reaffirming its full-year 2024 guidance ranges on health plan membership, revenue, adjusted gross profit and adjusted EBITDA provided Oct. 29, 2024. It also reiterates confidence in attaining consensus adjusted EBITDA of approximately $40 million in 2025. 2025 guidance will be provided at its fourth-quarter 2024 earnings call.

“By continuing to put seniors first in everything we do, Alignment is Medicare Advantage done right,” said John Kao, founder and CEO. “Another strong year of 35% growth underscores the effectiveness of our model through a steadfast commitment to operational excellence and EBITDA performance. Our ability to scale profitably and achieve solid growth outside of California demonstrates that we are not just growing – we are winning, and we are poised to take Alignment to the next level.”

To drive this next phase of growth, Dawn Maroney has been promoted to President of Alignment Healthcare, Inc., effective immediately. In this role, she will oversee Alignment’s day-to-day operations, focusing on optimizing member experiences, deepening provider engagement and ensuring seamless execution across all markets. Maroney’s leadership as President of Markets and CEO of Alignment Health Plan has been instrumental in achieving record enrollment growth, launching innovative products and fostering strong partnerships with key stakeholders.

“Dawn has been a cornerstone of Alignment’s success for over a decade, leading with vision and dedication,” Kao added. “Her promotion is well-deserved, recognizing her contributions to our growth and operational excellence. I am confident her leadership as president will further elevate our member experience, strengthen provider relationships and optimize market execution, ensuring we continue scaling profitably while delivering on our mission.”

In 2024, Alignment received numerous recognitions, including:
•Having 98% of health plan members enrolled in plans rated 4 stars or above for 2025.
•Retaining a 5-star rating from the Centers for Medicare & Medicaid Services (CMS) for its North Carolina and Nevada HMO contract for three straight years in 2025, making it one of only nine plans nationwide to garner the top rating.
•Earning 4.5 stars from CMS for its California PPO in 2025, and 4 stars for its California HMO, marking the HMO’s 8th consecutive year as a 4-star or greater plan.
•Being named a Newsweek World’s Most Trustworthy Company 2024.
•Earning a 4.9- out of 5-star rating on Google based on more than 7,000 Google reviews.

“Every milestone we’ve achieved stems from our unwavering focus on operational excellence and member satisfaction,” Maroney said. “We believe our approach is helping to restore the promise of MA, which is to deliver high-quality care and better health outcomes at lower costs.”

Non-GAAP Measures

Adjusted gross profit is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as loss from operations before depreciation and amortization, clinical equity-based compensation expense, clinical restructuring costs and selling, general, and administrative expenses. We cannot reconcile our estimated ranges for adjusted gross profit to loss from operations, the most directly comparable GAAP measure, and cannot provide estimated ranges for loss from operations, without unreasonable efforts because of the uncertainty around certain items that may impact loss from operations, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted.

Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as net loss before interest expense, income taxes, depreciation and amortization expense, acquisition expenses, certain litigation costs, gains or losses on right of use ("ROU") assets, gains or losses on sale of property and equipment, restructuring costs and equity-based compensation expense. We cannot reconcile our estimated ranges for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and cannot provide estimated ranges for net loss, without unreasonable efforts because of the uncertainty around certain items that may impact net loss, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted.

About Alignment Healthcare
Alignment Health is championing a new path in senior care that empowers members to age well and live their most vibrant lives. A consumer brand name of Alignment

Healthcare (NASDAQ: ALHC), Alignment Health’s mission-focused team makes high-quality, low-cost care a reality for its Medicare Advantage members every day. Based in California, the company partners with nationally recognized and trusted local providers to deliver coordinated care, powered by its customized care model, 24/7 concierge care team and purpose-built technology, AVA®. As it expands its offerings and grows its national footprint, Alignment upholds its core values of leading with a serving heart and putting the senior first. For more information, visit www.alignmenthealth.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to attract new members and enter new markets, including the need for certain governmental approvals; our ability to maintain a high rating for our plans on the Five Star Quality Rating System; our ability to develop and maintain satisfactory relationships with care providers that service our members; risks associated with being a government contractor; changes in laws and regulations applicable to our business model; risks related to our indebtedness; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; and the impact of shortages of qualified personnel and related increases in our labor costs.  For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2023, and the other periodic reports we file with the SEC. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

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Investor Contact
Harrison Zhuo
hzhuo@ahcusa.com

Media Contact
Priya Shah
mPR, Inc. for Alignment Healthcare
alignment@mpublicrelations.com